                                                                    EXHIBIT 25.1


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549

                           _________________________
                                   FORM  T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OFA CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE
                             =====================

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______
                             =====================

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

               New York                             13-3818954
       (Jurisdiction of incorporation            (I.R.S. Employer
        if not a U.S. national bank)             Identification No.)

           114 West 47th Street
           New York, New York                       10036-1532
           (Address of principal                    (Zip Code)
             executive offices)

                                     None
           (Name, address and telephone number of agent for service)
                           ========================

                                   MTL, INC.
              (Exact name of obligor as specified in its charter)

               DELAWARE
       (State or other jurisdiction of          (I. R. S. Employer
       incorporation or organization)           Identification No.)

               3108 Central Drive
               Plant City, California                 95112
       (Address of principal executive offices)     (Zip Code)

                    10% Senior Subordinated Notes due 2006

         Floating Interest Rate Subordinated Term Securities due 2006
                      (Title of the indenture securities)


                                    GENERAL

1.   GENERAL INFORMATION
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
            (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS
     ----------------

     T-1.1   --   Organization Certificate, as amended, issued by the State of
                  New York Banking Department to transact business as a Trust
                  Company, is
                  incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture
                  Reform Act of 1990 (Registration No. 33-97056).

     T-1.2   --   Included in Exhibit T-1.1.

     T-1.3   --   Included in Exhibit T-1.1.

16.  List of Exhibits
     ----------------
     (cont'd)

     T-1.4     --   The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-
                    97056).

     T-1.6     --   The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of October 16, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th of October 1998.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By:  /s/ Gerard F. Ganey
     ---------------------------
     Gerard F. Ganey
     Senior Vice President

                                             Exhibit T-1.6
                                             -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


December 19, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK

By:  /s/ Gerard F. Ganey
     --------------------------
     Gerard F. Ganey
     Senior Vice President

                                                  EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1998
                                 -------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                     $   99,322

Short-Term Investments                         171,315

Securities, Available for Sale                 626,426

Loans                                        1,857,795
Less:  Allowance for Credit Losses              16,708
                                            ----------
     Net Loans                               1,841,087
Premises and Equipment                          59,304
Other Assets                                   122,476
                                            ----------
     Total Assets                           $2,919,930
                                            ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                   $  648,072
     Interest Bearing                        1,646,049
                                            ----------
         Total Deposits                      2,294,121

Short-Term Credit Facilities                   306,807
Accounts Payable and Accrued Liabilities       144,419
                                            ----------
     Total Liabilities                      $2,745,347
                                            ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                    14,995
Capital Surplus                                 49,541
Retained Earnings                              107,703
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)           2,344
                                            ----------

Total Stockholder's Equity                     174,583
                                            ----------
    Total Liabilities and
     Stockholder's Equity                   $2,919,930
                                            ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

July 31, 1998
                                                       EXHIBIT T-1.7